November 19, 1999

Board of Directors
Republic Bancorp, Inc.
601 West Market Street
Louisville, Kentucky  40202

Re: 2,135,000 Shares of Class A Common Stock, No Par Value Per Share, and 194,500 Shares of Class B Common Stock, No Par Value Per Share, of Republic Bancorp, Inc., a Kentucky Corporation (the "Company")

Ladies and Gentlemen:

                  We have acted as counsel to the Company in connection with the Registration Statement on Form S-8 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933 (as amended) (the "Act"), to register not more than 194,500 shares of Class B common stock, no par value per share (the "Class B Shares"), to be issued by the Company pursuant to the Republic Bancorp, Inc. 1995 Stock Option Plan (the "Plan"), and not more than 2,135,000 shares of Class A common stock, no par value per share (the "Class A Shares"), up to 1,902,500 of such Class A Shares to be issued by the Company pursuant to the Plan, up to 38,000 of such Class A Shares to be issued by the Company pursuant to options granted to certain directors of the Company and its subsidiary, Republic Bank & Trust Company, subject to the same terms and conditions as contained in the Plan (the "Directors' Shares"), and 194,500 of such Class A Shares to be issued by the Company upon conversion of the Class B Shares. The Class A Shares and the Class B Shares are collectively referred to as the "Shares."

                  For purposes of rendering the opinion expressed herein, we have examined and are familiar with the Company, its organization and proceedings related thereto. We have also examined such other documents and procedures as we have considered necessary for the purpose of this opinion. We have relied upon certificates of public officials and representations of officials of the Company, and have assumed that all documents examined by us as originals are authentic, that all documents submitted to us as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

                  We have assumed for purposes of this opinion that, to the extent options are granted, the Shares will be validly authorized on the respective dates of exercise of any options, and that on the dates of exercise the options will have been duly executed and delivered and will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. We have also assumed that, to the extent the Class B Shares issued upon the exercise of options are converted into Class A Shares, the Class A Shares will be validly authorized on the respective dates of conversion of such Class B Shares.

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                  Based  upon  and  subject  to  the  foregoing  and  subsequent qualifications and exceptions, we are of the opinion that the Shares to be issued by the Company pursuant to, or in the case of the Directors' Shares in accordance with, the Plan, and the Class A Shares to be issued upon the conversion of the Class B Shares, will be duly authorized and, when issued and sold by the Company in accordance with the Registration Statement, the prospectus delivered to option recipients pursuant to the requirements of the Act, the pertinent provisions of any applicable state securities laws, and the Plan, such Shares will be duly and validly issued, fully paid and nonassessable.

                  The foregoing opinion is limited to the laws of the United States and the Commonwealth of Kentucky, and we express no opinion with respect to the laws of any other state or jurisdiction.

                  Our opinion is directed to the Board of Directors of the Company and may not be relied upon by any persons other than said directors, recipients of the prospectus and participants in the Plan. We expressly disclaim any responsibility for advising you of any change hereafter occurring in circumstances touching or concerning the transaction which is the subject of this opinion, including any changes in the law or in factual matters occurring subsequent to the date of this opinion.

                  We hereby consent to the filing of this opinion, or copies thereof, as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Yours very truly,

                                                     WYATT, TARRANT & COMBS

                                                     /s/ Wyatt, Tarrant & Combs